SCHEDULE 14A INFORMATION STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Eagle Capital Growth Fund, Inc.
(Name of Registrant as Specified in its Charter)

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EAGLE CAPITAL GROWTH FUND, INC.
225 East Mason Street, Suite 802
Milwaukee, WI 53202-3657

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Eagle Capital Growth Fund, Inc.:

Notice is hereby given that the 2024 Annual Meeting of Shareholders (“Meeting”) of the Eagle Capital Growth Fund, Inc. (“Fund”) will be held at the Milwaukee Bar Association, Board Conference Room, 747 North Broadway Street, Milwaukee, Wisconsin 53202, on Thursday, April 18, 2024, at 9:00 A.M. local time for the following purposes:

1.	To elect three (3) directors to new 3-year terms.

2.	To ratify the selection of Cohen & Company, Ltd as independent registered public accountants of the Fund for the calendar year ending December 31, 2024; and

3.	To act upon such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors (“Board”) has fixed the close of business on February 23, 2024, as the record date (“Record Date”) for the determination of shareholders entitled to vote at the Meeting or any adjournment thereof.

You are cordially invited to attend the Meeting.  If you do not expect to attend the Meeting in person, please complete, date and sign the enclosed proxy form and return it promptly in the envelope provided.  The enclosed proxy is being solicited on behalf of the Board of the Fund.

By Order of the Board of Directors

David C. Sims, Secretary

March 7, 2024

Please complete, sign and date the enclosed proxy and mail it as promptly as possible.  If you attend the Meeting and vote in person, the proxy will not be used.

EAGLE CAPITAL GROWTH FUND, INC.
225 East Mason Street, Suite 802, Milwaukee, WI  53202-3657

Proxy Statement

Annual Meeting of Shareholders
April 18, 2024

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (“Board”) of Eagle Capital Growth Fund, Inc., a Maryland corporation (“Fund”), to be voted at the 2024 Annual Meeting of Shareholders (“Meeting”), to be held at the Milwaukee Bar Association, Board Conference Room, 747 North Broadway Street, Milwaukee, Wisconsin 53202, at 9:00 A.M. local time on Thursday, April 18, 2024.  The approximate mailing date of this Proxy Statement is March 7, 2024.

All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein.  Unless instructions to the contrary are marked, proxies will be voted “FOR” the election of the directors to the terms identified in this Proxy Statement (Proposal 1) and “FOR” the ratification of the independent registered public accountants (Proposal 2).   Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by filing a later dated proxy with us, by attending the Meeting and voting in person, or by notifying us of the revocation in writing to our Secretary at the Fund, 225 East Mason Street, Suite 802, Milwaukee, Wisconsin 53202-3657.

The Fund’s Board has fixed the close of business on February 23, 2024, as the Record Date for the determination of shareholders entitled to notice of and to vote at the Meeting, and at any adjournment thereof.  Shareholders on the Record Date will be entitled to one vote for each share held, with no shares having cumulative voting rights.  As of the Record Date, the Fund had outstanding 3,967,836 shares of common stock, par value $0.001 per share (“Common Stock”).  One-third of the outstanding shares of Common Stock, present or represented by proxy, constitutes a quorum.  For purposes of a quorum, abstentions and broker non-votes are included.  A quorum must exist to conduct business at the Meeting.  A “broker non-vote” occurs when you own shares through a bank or broker in “street” name and you fail to provide your bank or broker with voting instructions and the bank or broker does not have the discretionary authority to vote your shares on a particular proposal.  A broker non-vote may also occur if your broker fails to vote your shares for any reason.

Brokers, banks and other nominees are not permitted to vote on the election of directors without specific instructions from the beneficial owner.  Therefore, if your shares are held through a broker, bank or other nominee, they will not be voted in the election of directors unless you affirmatively vote your shares in one of the ways described below.  If you are a beneficial owner, your broker, bank or other nominee is permitted to vote your shares on the ratification of Cohen & Company, Ltd as the Fund’s independent registered public accountants even if the broker, bank or other nominee does not receive specific voting instructions from you. Under the NYSE’s Proxy Rules, NYSE member organizations may vote discretionarily on all matters to be acted upon at this Meeting.  This is based upon the assumption that no contest will arise as to any of the matters being considered and beneficial owners are advised as to this discretionary action.

The Fund will pay all the expenses of preparing, assembling, printing and mailing the material used in the solicitation of proxies by the Board.  In addition to the solicitation of proxies by use of the mails, our officers may solicit proxies on behalf of the Board, by telephone, telegram or personal interview, and the Fund will bear these expenses.  The Fund may arrange with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of Fund shares, and the Fund will pay or reimburse these expenses.

The Board knows of no business, other than as identified in Proposals 1 and 2 of the Notice of Meeting, which will be presented for consideration at the Meeting.  If any other matter is properly presented, the persons named in the enclosed proxy intend to vote in their discretion.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be
Held on Thursday, April 18, 2024, at 9:00 A.M. local time at Milwaukee Bar Association, 747 North Broadway Street, Milwaukee, Wisconsin 53202.
Our Notice of Annual Meeting, Proxy Statement, form of proxy card and Annual Report are available at http://www.eaglecapitalgrowthfund.com/proxy

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the knowledge of the Fund, as of the Record Date, set forth below are the number of shares of the Common Stock, beneficially owned by each officer, director and nominee, and by all directors, nominees and officers of the Fund as a group.  The address of each is the address of the Fund.

	Number of Shares and Nature	Percent
Name and Address (a)	of Beneficial Ownership as of	of Class
	Record Date (b)

Jason W. Allen, Director	2,274	0.1%

Robert M. Bilkie, Jr., Chairman, Director	1,764	*

Phillip J. Hanrahan, Director	900	*

Carl A. Holth, Director and Nominee for Director	7,037	0.2%

Anne M. Nichols, Director and Nominee for Director	1,000	*

David C. Sims, VP, CFO, CCO, Treasurer, Secretary, Director and Nominee for Director	205,556	5.2%

Luke E. Sims, President, CEO, Director	291,660	7.4%

Donald G. Tyler, Director	12,886	0.3%

Neal F. Zalenko, Director	12,512	0.3%

All Directors, Nominees and Officers as a group (9 persons)	535,589	13.5%

* Less than 0.1%

(a)          The address of each is the address of the principal executive office of the Fund, 225 East Mason Street, Suite 802, Milwaukee, Wisconsin 53202-3657.

(b)          The nature of beneficial ownership of shares shown in this column is sole voting and investment power unless otherwise indicated.  The shares shown by Mr. Bilkie include 1,764 shares owned by his wife.  The shares shown for Luke E. Sims include 11,389 shares beneficially owned by his wife (of which he disclaims beneficial ownership).  The shares shown for David C. Sims include 21,430 shares beneficially owned by his wife (of which he disclaims beneficial ownership).  Luke E. Sims and David C. Sims are the principals of Sims Capital Management LLC, an SEC-registered investment advisor; both disclaim any beneficial ownership of the 445,539 Fund shares held as of the Record Date in client accounts in a fiduciary capacity.

      SECURITY OWNERSHIP OF FIVE PERCENT OR GREATER BENEFICIAL OWNERS

To the knowledge of the Fund, as of the Record Date, there are only two people owning more than five percent (5%) of the class of Common Stock: David Sims, a director with various officer roles, and Luke E. Sims, a director and the President and Chief Executive Officer of the Fund.  Mr. David Sims’ and Mr. Luke E. Sims’ beneficial ownership are described in the table immediately prior.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Three (3) directors will be elected at the Meeting for 3-year terms, and until their successors are elected and qualified.  The Board is divided into three classes (Class I, Class II, and Class III).   The Class II directors, Mr. Carl A. Holth, Ms. Anne M. Nichols, and Mr. David C. Sims, are up for reelection at the Meeting.

Unless authorization to do so is withheld, proxies will be voted for the election of the nominees named below.  Each nominee has consented to being named in this Proxy Statement and to continue to serve as a director if elected.  Directors will be elected by a plurality of votes cast at the Meeting.  Thus, assuming the presence of a quorum, those nominees for election as director receiving the highest number of votes will be elected, regardless of the number of votes which for any reason, including abstentions, broker non-votes or withholding of authority to vote, are not cast for the election of such nominee.  If any nominee becomes unavailable for election, an event not now anticipated by the Board, the proxies may be voted for such other nominee as may be designated by the Board.

Listed below are all nominees and their backgrounds. An “interested person” of the Fund (“Interested Person”) is a person who is an Interested Person of the Fund within the meaning of Section 2(a) (19) of the Investment Company Act of 1940.

INFORMATION WITH RESPECT TO CONTINUING DIRECTORS

Set forth below is information with respect to those Fund directors who are continuing in office:

Continuing Directors Who Are Interested Persons

Name, Address and Age*	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years (in addition to positions held in the Fund)	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director (Public Companies)
Luke E. Sims, age 74	President, CEO, and Director	Term of office expires 2025 (Class III). Served as a director since 2002
President and Chief Executive Officer of the Fund; Chairman of Sims Capital Management LLC (the Advisor to the Fund); and Retired Partner of Foley & Lardner LLP (national law firm) where he was affiliated from 1976 through 2010.
				One	None

* The address of Mr. Luke Sims is the address of the principal executive office of the Fund.  Luke E. Sims is an Interested Person within the meaning of Section 2(a) (19) of the Investment Company Act of 1940 because he is the President and Chief Executive Officer of the Fund, beneficially owns in excess of five percent (5%) of the Fund’s outstanding shares of common stock, and he is affiliated with the Fund’s investment advisor, Sims Capital Management LLC (the “Advisor” or “SCM”).  Luke E. Sims is the father of David C. Sims, the Chief Financial Officer, Chief Compliance Officer, Secretary, Treasurer, and a Director of the Fund who beneficially owns in excess of five percent (5%) of the Fund’s outstanding shares of common stock.

Continuing Directors Who Are Not Interested Persons

Name, Address and Age*	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years (in addition to positions held in the Fund)	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director (Public Companies)
Jason W. Allen, age 52	Director	Term of office expires 2026 (Class I). Served as a director since 2021.	Partner of Foley & Lardner LLP (law firm) where he has been a practicing corporate lawyer since 1999.	One	None
Robert M. Bilkie, Jr., age 63	Chairman; Director	Term of office expires 2026 (Class I). Served as a director since 2006.
President and Chief Executive Officer of Sigma Investment Counselors, Inc. (a registered investment advisor) since 1987; member of the BetterInvesting Securities Review Committee and of the BetterInvesting Editorial Advisory Committee (non-remunerative).
				One	None
Phillip J. Hanrahan, age 84	Director	Term of office expires 2026 (Class I). Served as a director since 2008.	Retired partner of Foley & Lardner LLP (law firm) since February 2007 and, prior to that, active partner of that firm since 1973.	One	None
Donald G. Tyler, age 71	Director	Term of office expires 2025 (Class III). Served as a director since 2010.
Retired.  Director of Administrative Services, Milwaukee County, Wisconsin 2012 to 2014; Retired Interim President & Executive Director, Milwaukee Symphony Orchestra, 2010; Vice President of Investment Products and Services, Northwestern Mutual, 2003-2010
				One	None
Neal F. Zalenko, age 78	Director	Term of office expires 2025 (Class III). Served as director since 2008.	Retired; Founder and Managing Partner of Zalenko & Associates, P.C. (accounting firm), that merged with Baker Tilly in 2005.	One	None

* The address of each is the address of the principal executive office of the Fund, 225 East Mason Street, Suite 802, Milwaukee, Wisconsin 53202-3657.

Nominees For Director Who Are Interested Persons

Name, Address and Age*	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years (in addition to positions held in the Fund)	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director (Public Companies)
David C. Sims, age 42	VP, CFO, CCO, Treasurer, Secretary, and Director	Term of office expires 2024 (Class II); nominee for director. Served as a director since 2015.	President of Sims Capital Management LLC (investment advisor to the Fund); Manager of Peregrine Investment Fund LLC (private investment fund); and roles with the Fund as previously identified.	One	None

* The address each is of the principal executive office of the Fund.     Luke E. Sims is an Interested Person because he is a Director, President, and Chief Executive Officer of the Fund, and a significant owner of the Fund’s Common Stock, and he is affiliated with the Fund’s investment advisor, Sims Capital Management LLC.  David C. Sims is the son of Luke E. Sims.

Nominees For Director Who Are Not Interested Persons

Name, Address and Age*	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years (in addition to positions held in the Fund)	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director (Public Companies)
Carl A. Holth, age 91	Director	Term of office expires 2024 (Class II); nominee for director. Served as a director since 1989.	Retired.	One	None
Anne M. Nichols, age 62	Director	Term of office expires 2024 (Class II); nominee for director. Served as a director since 2021.	Managing director at Fern Capital Inc, an investment advisor.	One	None

* The address of each is the address of the principal executive office of the Fund, 225 East Mason Street, Suite 802, Milwaukee, Wisconsin  53202-3657.

Nominee and Director Qualifications

The Fund believes that Warren Buffett and Charles Munger of Berkshire Hathaway, Inc. have succinctly identified the key qualifications for corporate directors and nominees for director:

                        1.      High integrity;
                        2.      Business savvy;
                        3.      A shareholder orientation; and
                        4.      A genuine interest in the company.

We believe that all of our nominees and continuing directors satisfy these requirements.  In addition, the Board concluded that the experience, qualifications, attributes, and skills of the nominees, set forth below, qualify the nominees to serve as directors of the Fund in light of the Fund’s business and structure.

The Fund does not have a diversity policy for its Board members, based upon gender, race or similar physical characteristics because those characteristics are not necessarily relevant to the traits that the Fund looks for in its directors.  The Fund considers a person’s experience, qualifications, skills, and attributes generally, including, but not limited to, a person’s professional, academic, and business background.

As noted elsewhere in this Proxy Statement, the non-executive position of Chairman and the position of Chief Executive Officer (CEO) are held by different individuals.  The Chairman of the Board is not an Interested Person.  The Fund believes that the separation of the Chairman and Chief Executive Officer roles provides constructive checks and balances for shareholders of the Fund.

Nominees:

Class II (term expiring in 2024)

Mr. Holth worked in the banking/financial field and retired after a long and varied career.  In addition to his service as a director of the Fund, Mr. Holth has also served as a director of other for-profit companies.   Mr. Holth is also an experienced investor.

Ms. Anne Nichols is a Chartered Financial Analyst (CFA) and enjoys a robust educational and work background in the investment advisory industry.  Ms. Nichols is currently a Managing Director of an investment advisory firm, Fern Capital.   She is also a member of the NAIC/Better Investing Editorial Advisory Committee, a member of the finance and investment committees at Mercy High School and a member of the investment committee of Michigan Women’s Forward.  Given Ms. Nichols' education in finance and investing, and her CFA credentials and work history, she is a valuable addition to the Fund, whose primary purpose and function is investing.  Clearly, given her background and employment history, Ms. Nichols has decades of both personal and professional experience in investing.

Mr. David Sims, CFA, is the Fund’s co-manager, and Chief Financial Officer (CFO), Chief Compliance Officer (CCO), Treasurer and Secretary of the Fund.  He has been extensively involved with the Fund, its portfolio and its operations since 2007.  Mr. Sims is the President of Sims Capital Management LLC, an SEC-registered investment advisor that is the Advisor to the Fund.   Mr. Sims is an experienced investor.

Continuing Directors:

Class I (term expiring 2026)

Mr. Allen is a corporate lawyer whose specialties include mergers and acquisitions and capital markets activities.  In such a role, Mr. Allen is regularly involved in the equity and debt markets, and can offer the Fund his insights with respect to these markets.  Mr. Allen's knowledge and participation in capital markets generally, and the equity market in particular, are valuable to the Fund.  Mr. Allen is also a long-term investor, with extensive personal experience in equity investing.

Mr. Bilkie is a CFA and an investment advisor.  His full-time business is focused on investing.  In addition to Mr. Bilkie’s analytical and other investing skills, he enjoys a long history with the Fund, having served as a director from the time the Fund commenced operations in 1990 through the mid-90s.   Mr. Bilkie rejoined the Board in 2006.   Mr. Bilkie has longstanding ties to the BetterInvesting, formerly known as the National Association of Investors Corporation, whose mission is investor education and the formation and growth of investment clubs.

Mr. Hanrahan is a Harvard Law School graduate who spent over 40 years as a corporate lawyer, including a specialization in representing investment advisors and investment companies.   Mr. Hanrahan has extensive experience with publicly-traded companies as well, and served for many years as a director of a major NYSE-traded company.   Mr. Hanrahan is also an experienced investor.

Class III (term expiring in 2025)

Mr. Luke E. Sims is an experienced investor (40 plus years) and an experienced corporate lawyer (34 years), including extensive work with publicly-traded companies, securities law matters, mergers and acquisitions and corporate law generally.   Mr. Sims also spent 25 years as a director of LaCrosse Footwear, Inc., a publicly-traded company.  Mr. Sims has also been a director of several privately-held companies.  Mr. Sims is the Chairman of Sims Capital Management LLC, the Advisor to the Fund.

Mr. Tyler has over 27 years’ experience in the mutual fund industry in a variety of roles, particularly in the marketing and distribution of mutual funds.  Mr. Tyler retired from his position as Director of Administrative Services of Milwaukee County, Wisconsin at the end of 2014; in such role Mr. Tyler oversaw a budget in excess of $1.3 billion.  Mr. Tyler retired in 2010 from his position as Vice President of Investment Products and Services at Northwestern Mutual (Milwaukee, Wisconsin).   Mr. Tyler’s extensive experience and knowledge of the mutual fund industry is valuable to the Fund.

Mr. Zalenko is a certified public accountant.  He spent many years practicing public accounting, growing his own firm until 2005 when it merged with Virchow Krause & Company (now known as Baker Tilly).  Although Mr. Zalenko is no longer associated with that surviving accounting firm, he continues to remain active as a business advisor and consultant.  Mr. Zalenko has many decades of experience providing professional, practical and critical advice to clients.  Mr. Zalenko’ s background as a certified public accountant is one of the reasons he was selected to serve as Chairman of the Fund’s Audit Committee.

Dollar Range of Common Stock Owned by Nominees and Continuing Directors

The following tables set forth the dollar range of the Fund’s Common Stock which is the Fund’s only equity security, beneficially owned by each director and nominee, valued at a price per share of $9.28, the closing price on the NYSE American exchange on the Record Date.

Continuing Directors and Nominees Who Are Interested Persons

Name of Continuing Director or Nominee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be Overseen by Director or Nominee in Family of Investment Companies
David C. Sims (Nominee)	Over $100,000	Over $100,000
Luke E. Sims (Continuing Director)	Over $100,000	Over $100,000

Continuing Directors and Nominees Who Are Not Interested Persons

Name of Continuing Director or Nominee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be Overseen by Director or Nominee in Family of Investment Companies
Jason W. Allen (Continuing Director)	$10,001-$50,000	$10,001-$50,000
Robert M. Bilkie, Jr. (Continuing Director)	$10,001-$50,000	$10,001-$50,000
Phillip J. Hanrahan (Continuing Director)	$1-$10,000	$1-$10,000
Carl A. Holth (Nominee)	$50,000-$100,000	$50,000-$100,000
Anne M. Nichols (Nominee)	$1-$10,000	$1-$10,000
Donald G. Tyler (Continuing Director)	Over $100,000	Over $100,000
Neal F. Zalenko (Continuing Director)	Over $100,000	Over $100,000

Compensation

No Fund officer receives compensation from the Fund for service as an officer.   David C. Sims, the Fund's Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary, is compensated for his services to the Fund by Sims Capital Management LLC (the "Advisor"), the Fund's investment advisor.  Luke E. Sims, the Fund’s President and Chief Executive Officer, receives no compensation from the Fund for his service as an officer.

The following tables identify the aggregate compensation paid to all directors and nominees in 2023. Directors’ fees are only payable to directors who are not officers of the Fund or affiliated with the Advisor. For 2023, Fund directors who are entitled to receive directors’ fees, received an annual retainer of $12,000, paid quarterly, together with $1,250, paid quarterly, for service on the Audit Committee.  The Audit Committee Chairman received an additional $750 annual retainer, paid quarterly.  The fees for 2024 will be $13,000 for directors, $1,750 for Audit Committee service and a $1,000 retainer for the Audit Committee Chairman.

Continuing Directors and Nominees Who Are Interested Persons

Name of Person, Position	Aggregate Compensation from Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund and Fund Complex Paid to Directors
David C. Sims, Director and Nominee	$0	None	None	$0
Luke E. Sims, Director	$0	None	None	$0

Continuing Directors and Nominees Who Are Not Interested Persons

Name of Person, Position	Aggregate Compensation from Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund and Fund Complex Paid to Directors
Jason W. Allen, Director	$12,000	None	None	$12,000
Robert M. Bilkie, Jr. Director	$12,000	None	None	$12,000
Phillip J. Hanrahan, Director	$13,250	None	None	$13,250
Carl A. Holth, Director and Nominee	$13,250	None	None	$13,250
Anne M. Nichols, Director and Nominee	$12,000	None	None	$12,000
Donald G. Tyler, Director	$13,250	None	None	$13,250
Neal F. Zalenko, Director	$14,000	None	None	$14,000

Board Meetings and Committees; Annual Meeting Attendance

The Board held three (3) meetings during 2023.  Each director attended at least 75% of the meetings of the Board and committees of the Board on which he or she served during 2023.  The Fund has only one committee, the Audit Committee.  The Fund has no nominating or compensation committees.  The Board does not currently have a policy with regard to the attendance of directors at its annual meeting of shareholders.  All of the directors attended the Fund’s 2023 annual meeting of shareholders by telephone or in person.

Shareholder Communications

Shareholders may send communications to the Board (to the attention of the Fund’s Secretary) at the Fund’s principal executive office.  All shareholder communications shall be compiled by the Secretary and forwarded directly to the Board or the director as indicated in the letter.  The Board reserves the right to revise this procedure in the event that it is abused or becomes unworkable.

Nominating Committee

The Board does not have a standing nominating committee or committee performing similar functions as the Board has determined, given its relatively small size, to perform this function as a whole.  The Board does not currently have a charter or other written policy with regard to the nomination process, or a formal policy with respect to the consideration of director candidates.  The nominations of the directors standing for reelection at the Meeting were approved by the Board. Messrs. Allen, Bilkie, Hanrahan, Holth, Tyler and Zalenko and Ms. Nichols are independent directors under the rules of the NYSE American LLC.   Mr. Luke E. Sims, who is the Fund’s President and Chief Executive Officer, is an Interested Person and is not an independent director under the rules of the NYSE American LLC.  Mr. David C. Sims, who is an officer of the Fund and a director of the Fund, is an Interested Person and is not an independent director under the rules of the NYSE American LLC.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition.  In making its nominations, the Board considers relevant factors, including an individual’s business experience, breadth of knowledge about issues and matters affecting the Fund, time availability for meetings and consultation regarding Fund matters, and other particular skills and experience.  The Board desires candidates who possess the background, skills and expertise to make a significant contribution to the Board, the Fund and its shareholders.  In the event of a need for a new or additional director, the Board will evaluate potential nominees by reviewing their qualifications, results of personal interviews and such other information as the Board may deem relevant.

The Fund does not employ an executive search, firm, or pay a fee to any other third party, to assist in identifying or evaluating potential qualified candidates for director.  Since the Fund’s 2013 Annual Meeting, directors have been nominated and elected to staggered terms.  Mr. Holth has served as a director since 1989.   Mr. Luke E. Sims has served as a director since 2002.  Mr. Bilkie has served as a director since 2006, and previously served as a Fund director from 1990 through 1996.  Messrs. Hanrahan and Zalenko have each served as directors since 2008.  Mr. Tyler has served as director since 2010.  Mr. David C. Sims has served as a director since 2015.  Ms. Anne M. Nichols and Mr. Jason W. Allen have served as directors since 2021.

The Board has not established special procedures for shareholders to submit director recommendations.  If the Secretary were to receive a recommendation of a candidate from a Fund shareholder, he would submit it to the Board, and the Board would consider such recommendations in the same manner as all other candidates.

Audit Committee; Risk Management

The Fund has an Audit Committee, established in accordance with the Securities Exchange Act of 1934, comprised of Messrs. Zalenko (Chairman), Hanrahan, Holth and Tyler.

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Fund’s independent accountants.  Each of Messrs. Zalenko, Hanrahan, Holth and Tyler meets the requirements for independence set forth in the rules of the NYSE American LLC.  The Fund’s Board has adopted a written charter for the Audit Committee.  The charter can be found on the Fund’s website at http://eaglecapitalgrowthfund.com under “Corporate Governance”.  The Audit Committee reviews and considered the Audit Committee charter at least annually.

The Audit Committee met twice during 2023. The current members of the Audit Committee, Messrs. Zalenko, Hanrahan, Holth and Tyler meet the requirements for independence set forth in the rules of the NYSE American exchange.  They are not Interested Persons of the Fund as defined in the Investment Company Act of 1940.  Under the Fund’s By-laws, the Chairman is a non-executive, non-officer position.  Each of Messrs. Zalenko, Hanrahan, Holth and Tyler has been determined to be an “audit committee financial expert” as such term is defined in SEC rules.  A copy of the report of the Audit Committee is attached hereto as Exhibit A.

Investment funds generally face a number of risks, including investment risk, compliance risk, and valuation risk.  The Fund, as a diversified regulated investment company, doesn’t have any unique or unusual risks that it needs to manage.  The Fund attempts to minimize risks.  All of the Fund’s cash and securities are held by its independent custodian.  Moreover, the Fund’s investments consist solely of marketable securities, and primarily large capitalization companies.   The Board as a whole receives reports about the Fund’s transactions and discusses such transactions with management and its investment advisor.  At such meetings the Chief Compliance Officer reports to the Board about the Fund’s compliance status.

Investment Advisor

The Fund’s investment advisor is Sims Capital Management LLC.  Luke E. Sims, a director, President and Chief Executive Officer of the Fund, and David C. Sims, a director, Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary of the Fund, are the managers of the Advisor.  See the earlier discussion in this Proxy Statement for further information about Luke E. Sims and David C. Sims, respectively.  At the Fund’s 2007 annual meeting of shareholders, the shareholders approved the investment advisory agreement (“Advisory Agreement”) between the Fund and the Advisor.  The Advisory Agreement has been mutually extended by the Fund and the Advisor through February 2025.

The Advisor’s address is the same as that of the principal executive office of the Fund.  The Fund is the Advisor’s only institutional advisory client.  No other person provided any significant administrative or business affairs management services to the Fund during 2023.  No continuing director or nominee for election as director, who is not an Interested Person, nor any of their immediate family members, is the record or beneficial owner of any securities in the Advisor or any of its affiliates.

The Board of Directors recommends that shareholders vote “FOR” the election of the three (3) nominees, Mr. Carl A. Holth , Ms. Anne M. Nichols, and Mr. David C. Sims, for the terms identified above.

PROPOSAL NO. 2 – SELECTION OF INDEPENDENT ACCOUNTANTS

Cohen & Company, Ltd (“Cohen”), independent registered public accountants, have been selected by the Audit Committee to examine the Fund’s financial statements for the year ending December 31, 2024.  Unless a contrary specification is made, the accompanying proxy will be voted in favor of ratifying the selection of such accountants.  A majority vote of the shares cast is required to approve the ratification of the selection of accountants.  Under Maryland law, abstentions do not constitute a vote “FOR” or “AGAINST” a matter and will be disregarded in determining the votes cast.  Broker non-votes with respect to shares entitled to vote will have no effect on the vote on this proposal.  Representatives of Cohen are not expected to be available at the Meeting.  If any Fund shareholder wishes to pose a question to Cohen & Company, Ltd (“Cohen”), we recommend that you put it in writing and direct it to the Fund’s Secretary at: dave@simscapital.com. We will see that you receive an appropriate written response.

Audit Fees.  The Fund paid Cohen $27,500 for the calendar year ended December 31, 2023, and Cohen $27,500 for the calendar year ended December 31, 2022, for audit fees.

Audit-Related Fees.  The Fund did not pay Cohen any audit-related fees in either of the last two calendar years.

Tax Fees.  The Fund paid Cohen $5,000 for the calendar year ended December 31, 2023, and $5,000 for the calendar year ended December 31, 2022, for tax fees in connection with the preparation of the Fund’s tax returns and assistance with Internal Revenue Service notice and tax matters.

All Other Fees.  The Fund did not pay Cohen any other amounts in either of the last two calendar years.

“Audit fees” are fees paid by the Fund to Cohen for professional services for the audit of our financial statements, or for services that are usually provided by an auditor in connection with statutory and regulatory filings and engagements. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of financial statements. “Tax fees” are fees for tax compliance, tax advice and tax planning. All other Fund fees are fees billed for any services not included in the first three categories.

None of the services covered under the captions “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” with respect to Cohen were provided under the de minimis exception to Audit Committee approval of 17 CFR 210.2-01(c) 7(i)(C) and (ii) Cohen was not engaged during the last two calendar years to provide non-audit services to the Fund or to the Advisor or any of its affiliates that provide ongoing services to the Fund (“Other Non-Audit Services”).  Under the Audit Committee charter, the Audit Committee must approve in advance all non-audit services of the Fund and all Other Non-Audit Services.  The Audit Committee has not adopted “pre-approval policies and procedures” as such term is used in 17 CFR 210.2-01(c)(7)(i)(B) and (ii).

The Board recommends that shareholders vote “FOR” the ratification of Cohen & Company, Ltd as the independent registered public accountants to examine the Fund’s financial statements for the year ending December 31, 2024.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors and officers of the Fund and certain of its affiliates and beneficial owners of more than 10% of the Common Stock are required to file initial reports of ownership and reports of changes in ownership of the Common Stock pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended.  The Fund has reviewed such reports received by it and written representations of such persons who are known by the Fund and, based solely upon such review, the Fund believes that, during the year ended December 31, 2023, one filings was made late.  As of the mailing date, to the best of the Fund’s knowledge, all such filings are current.

PROPOSALS OF SHAREHOLDERS

Shareholder proposals for the 2025 annual meeting of shareholders must comply with applicable rules of the Securities and Exchange Commission (including Rule 14a-8) and be received by the Fund at 225 East Mason Street, Suite 802, Milwaukee, Wisconsin 53202-3657 before the close of business on November 14, 2024, for consideration for inclusion in the Fund’s proxy statement.  Shareholder proposals should be addressed to the attention of the Fund’s Secretary.

MISCELLANEOUS

The Board is not aware of any other business that will be presented for action at the Meeting.  If any other business properly comes before the Meeting, proxies received from shareholders will be voted at the discretion of the named individuals.

By Order of the Board

David C. Sims, Secretary

March 7, 2024

EXHIBIT A

REPORT OF AUDIT COMMITTEE

February 20, 2024

To the Board of Directors of the Eagle Capital Growth Fund, Inc.:

We have reviewed and discussed with management the Fund’s audited financial statements as of and for the year ended December 31, 2023.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received and reviewed the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and have discussed with the independent accountants the independent accountants’ independence.

Based on the review and discussions referred to above, we recommend to the Board of Directors that the audited financial statements referred to above be included in the Fund’s annual report to shareholders required by Section 30(e) of the Investment Company Act of 1940 and Rule 30d-1 thereunder for the year ended December 31, 2023, for filing with the Securities and Exchange Commission.

Neal F. Zalenko, Chairman

Phillip J. Hanrahan, Member

Carl A. Holth, Member

Donald G. Tyler, Member

EAGLE CAPITAL GROWTH FUND, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

As an alternative to completing this form, you may enter your vote instruction via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions.  Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints ROBERT M. BILKIE, JR. and LUKE E. SIMS, jointly and severally, Proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of the Eagle Capital Growth Fund, Inc., to be held at the Milwaukee Bar Association, Board Conference Room, 747 North Broadway Street, Milwaukee, Wisconsin 53202, on Thursday, April 18, 2024, at 9:00 A.M. local time, and at any adjournments thereof, and to vote all shares of common stock which the undersigned is entitled to vote, and act with all the powers the undersigned would possess if personally present at the meeting.

This revocable proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made on an executed proxy, this proxy will be voted by the Proxies “FOR” the election of the three (3) persons named in Proposal 1 as nominees for directors, and “FOR” Proposal 2.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

EAGLE CAPITAL GROWTH FUND, INC.

Thursday, April 18, 2024

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at-
http://www.eaglecapitalgrowthfund.com/proxy

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

↓	Please detach along perforated line and mail in the envelope provided.	↓

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NAMED IN PROPOSAL 1 AND
“FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR
BLACK INK AS SHOWN HERE ☒

1. The election of the nominees listed below as Directors of the Fund to hold office for a three-year term, and until their successors shall have been elected and qualified:		2. Ratification of the selection of Cohen & Co as independent registered public accountants for the Fund’s year ending December 31, 2024.	FOR AGAINST ABSTAIN ☐☐☐
NOMINEES:
☐FOR ALL NOMINEES	☐ Carl A. Holth (Class II)

☐ Anne M. Nichols (Class II)

☐WITHHOLD AUTHORITY	☐ David C. Sims (Class II)
FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)		3. In their discretion, for or against such other matters as may properly come before the Meeting or any adjournment or adjournments thereof.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
Unless otherwise directed herein, the Proxies appointed hereby are authorized to vote “FOR” Proposals 1 and 2, and to vote in their discretion with respect to all other matters which may come before the Meeting.

If only one of the above-named proxies shall be present in person or by substitute at the Meeting, or any adjournment thereof, then that one, either in person or by substitute, may exercise all of the powers hereby given.

Any proxy or proxies heretofore given to vote such shares are hereby revoked.
To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐
Signature of Shareholder	Date	Signature of Shareholder	Date

Note:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

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